Exhibit 99.10

Consent of Director Nominee

LAN Airlines S.A. (“LAN”) and Holdco II S.A. are filing Amendment No. 2 to the Registration Statement on Form F-4 (Registration No. 333-177984) (together with the offer to exchange/prospectus included therein, the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the combination of LAN and TAM S.A. In connection therewith, I hereby consent, pursuant to Rule 438 under the Securities Act, to being named and described as a director nominee to the board of directors of LATAM Airlines Group S.A. (f/k/a/ Lan Airlines S.A.) in the Registration Statement and any amendments or supplements thereto or in any subsequent Registration Statement on Form F-4 filed pursuant to Rule 462(b) under the Securities Act. I also consent to the filing or attachment of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

In witness whereof, this Consent is signed and dated as of the 9th day of March, 2012.

By:	/s/ Maurício Rolim Amaro
Maurício Rolim Amaro